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                                                                   EXHIBIT 10.1



                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER dated as of November 20, 1997 (this "Agreement") among Synergy Software, Inc., an Illinois corporation ("Merging Company"), Carl DePaolis, SSI Grantor Retained Annuity Trust II under agreement dated August 11, 1997, Michael L. Lind and Andrew S. Martzloff, being the holders of 100% of the issued and outstanding capital stock of Merging Company, CBSI Acquisition Corporation, a Michigan corporation ("Acquisition Company"), Complete Business Solutions, Inc., a Michigan corporation ("Acquiror"), and Louis H. Borders (but only in the capacities and to the extent expressly provided for with respect to Sections 5, 7.2.3, and 9.). Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings given in Section 1.

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of Merging Company, Acquisition Company and Acquiror deem it advisable to merge Merging Company with and into Acquisition Company, whereby the holders of shares of Merging Company Common Stock which are outstanding as of the Effective Time shall be entitled to receive shares of Acquiror Common Stock for shares of Merging Company Common Stock, in the manner and upon the terms and conditions set forth herein;

     WHEREAS, the respective Boards of Directors of each of the Constituent Corporations has approved and adopted this Agreement as a plan of reorganization under Section 368(a) of the Code; and the parties intend that the Merger will be accounted for as a pooling of interests;

     NOW, THEREFORE, in consideration of the mutual benefits to be derived and the conditions and promises herein contained, and intending to be legally bound hereby, Merging Company, Acquisition Company and Acquiror hereby adopt and approve this Agreement and agree as follows:


SECTION 1 DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:


     1.1 "ACQUIROR" means Complete Business Solutions, Inc., a Michigan corporation.

     1.2 "ACQUIROR COMMON STOCK" means the Common Stock, without par value, of Acquiror.

     1.3 "ACQUIROR FINANCIAL STATEMENTS" shall have the meaning given in
Section 6.5.

     1.4 "ACQUIROR OPTIONS" means the options to acquire Acquiror Common Stock resulting from the conversion of the Merging Company Options pursuant to
Section 3.3.


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     1.5 "ACQUIROR SEC DOCUMENTS" shall have the meaning given in Section 6.5.

     1.6 "ACQUISITION COMPANY" means CBSI Acquisition Corporation, a Michigan corporation, and a wholly owned subsidiary of Acquiror.

     1.7 "ACQUISITION COMPANY COMMON STOCK" means the Common Stock, without par value, of Acquisition Company.

     1.8 "ADJUSTMENT NOTICE" shall have the meaning given in Section 4.2.1.

     1.9 "AFFILIATE" of a person means: (1) any person which, directly or indirectly, controls, is controlled by or is under common control with such person; (2) any member of a controlled group of corporations; and (3) any director or executive officer of such person. "Control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used in this Section 1.9, means the possession, directly or indirectly, of the power in any form to direct or cause the direction of the management and policies of the person in question.

     1.10 "AGREEMENT" means this Agreement and Plan of Merger, as same may be amended in accordance with its terms.

     1.11 "BALANCE SHEET" means the September 30, 1997 balance sheet of Merging Company included in the Financial Statements.

     1.12 "BALANCE SHEET DATE" means the date of the Balance Sheet.

     1.13 "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Merging Company or any ERISA Affiliate of Merging Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

     1.14 "CERTIFICATE OF MERGER" means a Certificate of Merger implementing the Merger in accordance with the terms of this Agreement and Section 707 of the Michigan Business Corporation Act, and Articles of Merger implementing the Merger in accordance with the terms of this Agreement and Section 11.25 of the Illinois Business Corporation Act, in substantially the form attached hereto as
Exhibit 2.1.

     1.15 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

     1.16 "COMPUTER SYSTEMS" means all computer systems used by Merging Company including computer processors, associated and peripheral equipment, computer programs, technical and other documentation, and data entered into or created by the foregoing from time to time, but

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excluding any computer systems owned by clients of Merging Company or provided by such clients for use by Merging Company.

     1.17 "CONFIDENTIAL INFORMATION" means trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans, business information, and all non-public information.

     1.18 "CONSTITUENT CORPORATIONS" means Acquisition Company and Merging Company.

     1.19 "CONSULTING AGREEMENT" means a consulting agreement in the form attached to this Agreement as Exhibit 4.1.8 to be entered into between Acquisition Company and Carl F. DePaolis.

     1.20 "EFFECTIVE TIME" means the time at which the Certificate of Merger is filed by the Michigan Department of Consumer and Industry Services and the Articles of Merger are filed with the Illinois Secretary of State.

     1.21 "EFFECTIVE TIME NET WORTH" shall have the meaning given in Section 4.2.1.

     1.22 "EMPLOYMENT AGREEMENT" means an employment agreement in the form attached to this Agreement as Exhibits 4.1.5A and 4.1.5B to be entered into between Acquisition Company and each of Richard Earley and Thomas Warrick, respectively, pursuant to Section 4.1.5.

     1.23 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     1.24 "ERISA AFFILIATE" of a person means: (1) any person which, directly or indirectly, controls, is controlled by or is under common control with such person; (2) any member of a controlled group of corporations or a group of trades or businesses under common control with the person, or any member of an affiliated service group under Section 414(m) of the Code; and (3) any director or executive officer of such person. "Control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used in this Section 1.24, means the possession, directly or indirectly, of the power in any form to direct or cause the direction of the management and policies of the person in question.

     1.25 "ESCROW AGENT" means NBD Bank, N.A., which shall act as escrow agent under the Escrow Agreement.

     1.26 "ESCROW AGREEMENT" means the agreement among Acquisition Company, Acquiror, the Escrow Agent and each Merging Company Shareholder, in the form attached hereto as Exhibit 4.1.3 and entered into pursuant to Section 4.1.3, which sets forth the duties and responsibilities of the Escrow Agent in respect of holding and distributing shares of Acquiror Common Stock to the Merging Company Shareholders.

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     1.27 "ESCROW FUND" shall have the meaning given in Section 8.1.1.

     1.28 "ESCROW PERIOD" shall have the meaning given in Section 8.1.2.

     1.29 "ESCROW SHARES" means the shares of Acquiror Common Stock delivered to the Escrow Agent by Acquisition Company and Acquiror on behalf of the Merging Company Shareholders pursuant to Section 4.1.4.

     1.30 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any substituted federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     1.31 "EXECUTIVES" means, collectively, Thomas Warrick, Richard Earley and Carl De Paolis.

     1.32 "FINANCIAL STATEMENTS" means: (1) the audited balance sheets, statements of retained earnings, profit and loss statements, and statements of cash flows of Merging Company at December 31, 1995 and December 31, 1996, and for the years then ended prepared in accordance with Regulation S-X of the Securities Act of 1933; (2) the unaudited profit and loss statement of the Merging Company for the year ended December 31, 1994; and (3) the unaudited balance sheet and profit and loss statement of Merging Company at September 30, 1997 and for the nine months then ended.

     1.33 "HAZARDOUS MATERIAL" means any hazardous substance, pollutant, contaminant, waste or other material regulated under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; petroleum, natural gas, natural gas liquids, liquified natural gas and synthetic gas usable for fuel; asbestos and asbestos-containing materials; urea formaldehyde; polychlorinated biphenyls and other substances regulated under the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; pesticides regulated under the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq.; radioactive materials regulated under the Atomic Energy Act, 42 U.S.C. Section 2014 et seq., or the Nuclear Waste Policy Act, 42 U.S.C. Section 10101 et seq.; and chemicals subject to the Occupational Safety and Health Act Hazard Communications Standard, 29 C.F.R. Section 1910.1200 et seq.

     1.34 "INDEMNIFIED PARTY" shall have the meaning given in Section 7.4.

     1.35 "INDEMNIFYING PARTY" shall have the meaning given in Section 7.4.

     1.36 "LIENS" means liens, easements, mortgages, pledges, agreements and rights of others on, in or with respect to the real and personal properties owned by Merging Company.

     1.37 "LOSSES" shall have the meaning given in Section 7.1.


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     1.38  "MERGER" means the merger of Merging Company with and into
Acquisition Company as contemplated by this Agreement.


     1.39  "MERGER CONSIDERATION" means .323463 shares of Acquiror Common Stock.

     1.40  "MERGER DATE BALANCE SHEET" shall have the meaning given in
Section 4.2.1.

     1.41 "MERGING COMPANY" means Synergy Software, Inc., an Illinois corporation.

     1.42 "MERGING COMPANY COMMON STOCK" means the Common Stock of Merging Company.

     1.43 "MERGING COMPANY OPTIONS" means the outstanding options to acquire Merging Company Common Stock held by employees, directors, and officers of Merging Company.

     1.44 "MERGING COMPANY SHAREHOLDERS" means, collectively, Carl DePaolis, SSI Grantor Retained Annuity Trust II under agreement dated August 11, 1997, Michael L. Lind and Andrew S. Martzloff, individually, being the holders of 100% of all of the issued and outstanding capital stock of Merging Company; provided that when used in Sections 5 and 9, "Merging Company Shareholders" shall also include Louis H. Borders, individually.

     1.45  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Merging Company or any ERISA Affiliates contribute, is required to contribute, or has contributed within the immediately preceding six years.

     1.46 "NASDAQ-NMS" means the National Association of Securities Dealers Automated Quotation System National Market System.

     1.47 "NON-COMPETE AGREEMENT" means non-compete agreements in the forms attached to this Agreement as Exhibits 4.1.6 A and 4.1.6B to be entered into between Acquisition Company and each of Louis H. Borders and Carl DePaolis.

     1.48  "OBJECTION NOTICE" shall have the meaning given in Section 7.4.2.

     1.49  "OFFICER'S CERTIFICATE" shall have the meaning given in Section
7.4.1.

     1.50  "PBGC" means the United States Pension Benefit Guaranty Corporation.


     1.51 "PLAN" means a Benefit Plan, a Multiemployer Plan or a Welfare Plan, as the case may be.

     1.52 "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement, in the form attached hereto as Exhibit 4.1.7 among Acquiror, SSI Grantor Retained Annuity Trust II, and Carl DePaolis.

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     1.53 "SEC" means the Securities and Exchange Commission.

     1.54 "SECURITIES ACT" means the Securities Act of 1933, as amended, or any substituted federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     1.55 "SURVIVING CORPORATION" means the Acquisition Company, as merged with Merging Company from and after the Effective Time.

     1.56 "WELFARE PLAN" means any employee welfare benefit plan as defined in
Section 3(1) of ERISA which the Merging Company or any ERISA Affiliate sponsors or to which the Merging Company or any ERISA Affiliate has an obligation to contribute, and as to which the contributing employer may, under the terms of the plan or any related agreement, have any continuing obligation to the plan or its participants and beneficiaries after termination of the contributing employer's sponsorship of or obligation to contribute to the plan.

SECTION 2 THE MERGER

     2.1 THE MERGER. In accordance with the terms and conditions of this Agreement, the Michigan Business Corporation Act and the Illinois Business Corporation Act, Merging Company is merged with and into Acquisition Company, which shall be the corporation surviving the Merger. Except as specifically set forth in this Agreement, the identity, existence, corporate organization, purposes, powers, objects, franchises, privileges, rights and immunities of Merging Company are merged with and into Acquisition Company and Acquisition Company shall, as Surviving Corporation, be fully vested with such characteristics. The separate existence and the corporate organization of Merging Company shall cease as of the Effective Time. As soon as practicable prior to the Effective Time, the Certificate of Merger shall be executed on behalf of the Constituent Corporations and filed with the Michigan Department of Consumer and Industry Services and the Illinois Secretary of State. The Merger is effective as of the Effective Time.

     2.2 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of Acquisition Company shall continue in full force and effect, from and after the Effective Time, as the Articles of Incorporation and Bylaws of Surviving Corporation.

     2.3 DIRECTORS AND OFFICERS. The directors and officers of Acquisition Company shall, from and after the Effective Time, be the directors and officers of Surviving Corporation, and all such directors and officers shall hold office from and after the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Bylaws of Surviving Corporation or as otherwise provided by law.

     2.4 TAKING OF NECESSARY ACTION. Merging Company, Acquisition Company and Acquiror shall take all such actions as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby and to make the Merger effective as of the

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Effective Time.  If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Surviving Corporation with full title to all properties, assets, rights, approvals, privileges, immunities and franchises of either Merging Company or Acquisition Company, the officers and directors of such corporation, at the expense of Surviving Corporation, shall take all such necessary or appropriate action.

SECTION 3 EFFECT OF MERGER ON CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

     3.1 MERGING COMPANY COMMON STOCK. Each share of Merging Company Common Stock which is outstanding as of the Effective Time shall, as of the Effective Time, and by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for the Merger Consideration. Subject to the requirement to deliver the Escrow Shares to the Escrow Agent pursuant to Section 4.1.4, each holder of Merging Company Common Stock shall be entitled to receive the full amount of the Merger Consideration. Each share of Merging Company Common Stock which is outstanding as of the Effective Time shall, as of the Effective Time, and by virtue of the Merger and without any action on the part of the holder, be canceled and shall be without further rights or obligations, except that the holders of such shares shall be entitled to surrender such shares in exchange for the Merger Consideration.

     3.2 ACQUISITION COMPANY COMMON STOCK. Each share of the Acquisition Company Common Stock which is outstanding as of the Effective Time and without further action on the part of the holder thereof, shall be converted into and become one validly issued, fully paid and nonassessable share of the Common Stock, without par value of Surviving Corporation.

     3.3 EMPLOYEE STOCK OPTIONS. Each Merging Company Option which is outstanding as of the Effective Time, automatically and without further action on the part of any holder thereof, is assumed by the Acquiror and converted into an Acquiror Option to purchase that number of shares of Acquiror Common Stock which equals the Merger Consideration multiplied by the number of shares subject to purchase under such Merging Company Option as of the Effective Time. The exercise price per share of such Acquiror Common Stock will be equal to the exercise price per share under such Merging Company Option divided by the Merger Consideration. The times at which and the extent to which any such Acquiror Option shall become exercisable shall be the same as the Merging Company Option from which it was converted. To the extent that a Merging Company Option is an incentive stock option as defined in Section 422 of the Code, it will continue to qualify as an incentive stock option after it is converted into an Acquiror Option.

     3.4 MERGING COMPANY STOCK TRANSFER BOOKS. The stock transfer books of Merging Company are closed as of the Effective Time, and no transfer of shares of Merging Company Common Stock shall be made or consummated thereafter.

SECTION 4 ACTIONS TO BE TAKEN AS OF OR AFTER THE EFFECTIVE TIME OF THE MERGER


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     4.1  CONSUMMATION OF THE MERGER.  Simultaneously with the execution and delivery of this Agreement, the surrender of the shares of Merging Company Common Stock and the payment of the Merger Consideration is taking place at the Effective Time at the offices of Butzel Long, 150 W. Jefferson, Suite 900, Detroit, Michigan 48226. Simultaneously with the execution and delivery of this Agreement:

          4.1.1 the Merging Company Shareholders are surrendering to Acquisition Company certificates representing all of the issued and outstanding shares of Merging Company Common Stock;

          4.1.2 Acquisition Company is delivering to each Merging Company Shareholder the number of shares of Acquiror Common Stock set forth on Schedule
4.1.2 opposite such Merging Company Shareholder's name under the heading "Shares Delivered at Closing"; and

          4.1.3 Acquiror, Acquisition Company, Escrow Agent and each Merging Company Shareholder shall execute and deliver the Escrow Agreement, in the form attached hereto as Exhibit 4.1.3;

          4.1.4 Surviving Corporation shall deliver to the Escrow Agent on behalf of each Merging Company Shareholder the number of shares of Acquiror Common Stock set forth on Schedule 4.1.2 opposite such Merging Company Shareholder's name under the heading "Escrow Shares;" each Merging Company Shareholder shall execute and deliver to the Escrow Agent a blank stock power to permit the Escrow Agent to effect the transfer and delivery of the Escrow Shares in accordance with the terms and conditions of the Escrow Agreement;

          4.1.5 Richard Early and Thomas Warrick are each executing and delivering to Surviving Corporation an Employment Agreement, in the form attached to this Agreement as Exhibit 4.1.5A and 4.1.5B, respectively; and

          4.1.6 Louis H. Borders and Carl DePaolis, are each executing and delivering to the Surviving Corporation a Non-Compete Agreement, in the forms attached to this Agreement as Exhibits 4.1.6A and 4.1.6B, respectively.

          4.1.7 Acquiror, SSI Grantor Retained Annuity Trust II, and Carl DePaolis shall execute and deliver the Registration Rights Agreement in the form attached to this Agreement as Exhibit 4.1.7.

          4.1.8 Carl DePaolis shall execute and deliver the Consulting Agreement in the form attached to this Agreement as Exhibit 4.1.8.

     4.2 THE ESCROW. Simultaneously with the execution and delivery of this Agreement, the Escrow Shares are being deposited with the Escrow Agent pursuant to Section 8.1 and shall be held by the Escrow Agent and released from escrow pursuant to such Section 8.1.1. Ownership

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rights in the Escrow Shares shall be fully vested in the manner and to the extent provided in Section 8.3.

          4.2.1 Prior to the date hereof, Arthur Andersen LLP shall have performed certain agreed upon procedures with respect to the Financial Statements, and Merging Company and the Acquiror shall have agreed as to any appropriate adjustments to be made thereto. For purposes of this Section 4.2.1 and without affecting the representations and warranties contained in
Section 5, as a result of any such adjustments as verified by such agreed upon procedures, the Merging Company and the Acquiror acknowledge that the net worth (total assets less total liabilities) of the Merging Company as of September 30, 1997 was $1,833,078. Within ten (10) business days following the Effective Date, the Merging Company shall deliver to the Acquiror a computation, in reasonable detail, which sets forth the net worth of the Merging Company as of the Effective Time (the "Merger Date Balance Sheet"). The Merger Date Balance Sheet shall be prepared using the same accounting principles, practices and procedures as were used to prepare the Financial Statements (including any adjustments thereto agreed to by the Merging Company and the Acquiror), except that the Merger Date Balance Sheet shall reflect the net worth of the Merging Company as of the Effective Time (the "Effective Time Net Worth"). The Acquiror shall have ten (10) days following the delivery of the Merger Date Balance Sheet to the Acquiror to review the Merger Date Balance Sheet. If, as a result of such review, Acquiror and Arthur Andersen LLP believe, in good faith, that adjustments are required to such balance sheet to reflect the same accounting principles, practices and procedures as in the Financial Statements, Acquiror shall so inform the Merging Company Shareholders in writing (the "Adjustment Notice") of the amount of such proposed adjustment within such ten
(10) day period. The Merging Company Shareholders shall have ten (10) days following their receipt of the Adjustment Notice to either concur or object to the proposed adjustments set forth in the Adjustment Notice. In the event that the Merging Company Shareholders concur with the proposed adjustments set forth in the Adjustment Notice, the Effective Time Net Worth for all purposes of this Agreement (but without affecting the representations and warranties contained in Section 5) shall be deemed to be such amount as set forth in the Adjustment Notice. In the event that the Merging Company Shareholders object to the proposed adjustments set forth in the Adjustment Notice, the dispute shall be resolved in accordance with the arbitration procedures set forth in Section
4.2.2 hereof.

          4.2.2. In the event a dispute exists as to the Effective Time Net Worth after the procedures set forth in Section 4.2.1 hereof have been completed, either the Merging Company Shareholders or the Acquiror may, by written notice to the other, demand arbitration of the dispute. Within ten
(10) days after such written notice is received by the other party, the Merging Company Shareholders and Acquiror shall each select one (1) arbitrator, and the two (2) arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the Effective Time Net Worth shall be binding and conclusive upon the parties to this Agreement and a copy of such determination of the Effective Time Net Worth shall be delivered to the Escrow Agent. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Oakland County, Michigan under the commercial rules then in effect of the American Arbitration Association. The arbitrators shall

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have the discretion to cause the non-prevailing party to pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration. In the absence of such determination by the arbitrators, the parties shall each pay one-half of the costs and expenses of such arbitration, and each party shall separately pay its counsel fees and other expenses.

          4.2.3.  If, upon the completion of the procedures set forth in Section
4.2 the Effective Time Net Worth shall be less than $2,500,000, a portion of the Escrow Shares shall be delivered to the Acquiror for cancellation.
The number of Escrow Shares to be delivered to the Acquiror for cancellation, if any, shall be determined by subtracting the Effective Time Net Worth from $2,500,000. For purposes of determining the number of Escrow Shares to be released, the value of the Escrow Shares shall be measured based on a price per share equal to $36.482. In the event that the Effective Time Net Worth equals or exceeds $2,500,000, none of the Escrow Shares shall be delivered to the Acquiror for cancellation in accordance with this Section 4.2.3.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF MERGING COMPANY AND MERGING COMPANY SHAREHOLDERS

     Merging Company and Carl DePaolis represent and warrant to Acquisition Company and Acquiror as follows; and SSI Grantor Retained Annuity Trust II, Michael L. Lind, Louis H. Borders, and Andrew S. Martzloff, severally represent and warrant to Acquisition Company and Acquiror to the extent they have knowledge of the subject matter of each warranty and representation listed below. Except for Section 5.14, which shall survive until the expiration of any applicable federal, state or local statute of limitations, such representations and warranties shall survive only until July 1, 1998.

     5.1 ORGANIZATION AND GOOD STANDING. Merging Company is a corporation validly existing and in good standing under the laws of the State of Illinois and is qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where it is required to be so qualified in order to conduct its business as presently conducted, except where the failure to be so qualified would not have a material affect on the business or operations of the Merging Company.

     5.2 CORPORATE POWER AND AUTHORITY. Merging Company has the corporate power and authority to own, lease and operate its properties, to carry on its business as presently conducted and to enter into and perform this Agreement.

     5.3 CONSENTS AND AUTHORIZATIONS. The Board of Directors of Merging Company has, by resolution duly adopted, unanimously approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and determined that the Merger and the Merger Consideration are in the best interests of the Merging Company Shareholders and are fair from a financial point of view to the Merging Company Shareholders. This Agreement has been duly

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authorized, executed and delivered by Merging Company and the Merging Company
Shareholders in accordance with the requirements of its Articles of Incorporation and the Illinois Business Corporation Act. Merging Company may execute, deliver and perform this Agreement without the necessity of Merging Company obtaining any consent, approval, authorization or waiver or giving any notice, except for such consents, approvals, authorizations, waivers and notices which have been obtained or given, are unconditional and are in full force and effect. The parties hereto agree that the Merging Company shall not be required to obtain any of the consents or authorizations listed on Schedule
5.3 prior to the Effective Time, and that it shall not constitute a breach of this representation or warranty if such consents are not obtained. Merging Company agrees to use its reasonable efforts after the Effective Time to obtain such consents.

     5.4 AUTHORIZATION, BINDING EFFECT, NO VIOLATION. This Agreement constitutes the legal, valid and binding obligation of Merging Company and the Merging Company Shareholders, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors. The execution, delivery and performance of this Agreement by the Merging Company Shareholders and Merging Company does not and will not:


          5.4.1 constitute a violation of the Articles of Incorporation or the Bylaws of Merging Company; or

          5.4.2 constitute a violation of any statute, judgment, order, decree or regulation of any governmental authority or arbitrator or any rule of any court applicable to the Merging Company Shareholders, Merging Company or the business of Merging Company.

     5.5 MINUTE BOOK. The minute book and stock book and records of Merging Company are accurate and complete and fairly reflect the corporate actions heretofore taken by the board of directors and the shareholders of Merging Company.

     5.6 FINANCIAL STATEMENTS AND FINANCIAL CONDITION. The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied and Regulation S-X of the Securities Act of 1933, are correct and complete in all material respects and fairly present the financial position of Merging Company as of the dates thereof and the results of operations of Merging Company for the periods covered by the Financial Statements. All accounts, books, ledgers, financial and other records of Merging Company: (i) have been fully, properly and accurately maintained, are in the possession of Merging Company and contain true and accurate records of all matters required by Generally Accepted Accounting Principles and Regulation S-X of the Securities Act of 1933 to be entered therein; (ii) do not contain or reflect any material inaccuracies or discrepancies; and (iii) give and reflect a true and fair view of the matters which ought to appear therein and no notice or allegation other than in the ordinary course of business or during the course of audit work that any of the records is incorrect or should be rectified has been received by the Merging Company or the Merging Company Shareholders.

     5.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Balance Sheet or a Schedule to this Agreement, Merging Company as of the Balance Sheet Date, had no liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, including without limitation, tax liabilities due or to become due, and whether incurred in respect of or measured by Merging Company's income prior to the Balance Sheet Date or arising out of transactions entered into, or any state of facts existing, prior to the Balance Sheet Date. Neither Merging Company nor the Merging Company Shareholders know or have reasonable grounds to know of any basis for the assertion against Merging Company as of the Balance Sheet Date, of any material liability of any nature not fully reflected or reserved against in the Balance Sheet or in a Schedule to this Agreement.

     5.8 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, there has been no material change in, and there have been no material adverse events with respect to, the business, operations, financial condition or results of operations of Merging Company, or the assets or properties owned by Merging Company or leased or used by Merging Company. Since the Balance Sheet Date, except as indicated on Schedule 5.8 the Merging Company has not:

          5.8.1 made or agreed to make any capital expenditure or commitment for additions to property, plant or equipment in excess of $10,000;

          5.8.2 conducted its business or operations otherwise than in the ordinary course;

          5.8.3 borrowed any money;

          5.8.4 issued any shares of capital stock or securities convertible into or exchangeable for capital stock;

          5.8.5 entered into any material transaction or entered into any material contract, or amended or terminated any such transaction or contract;

          5.8.6 increased or experienced any material adverse change in any assumption underlying any method of calculating bad debts, contingencies or other reserves from that reflected in the Financial Statements;

          5.8.7 failed to pay its creditors within the times agreed with such creditors, so that there are no debts outstanding which have been due for more than 60 days;

          5.8.8 canceled or waived any claim or right of substantial value, or sold, transferred, distributed or otherwise disposed of any of its assets, except for a fair consideration in the ordinary course of business;

          5.8.9 paid any management fee or made any distribution of its property or assets to its shareholders in their capacity as such, or declared, paid or set aside for payment any dividend (of any kind or nature) or distribution with respect to shares of its capital stock; or

          5.8.10 agreed to do any of the foregoing.

     5.9 ACCOUNTS RECEIVABLE. Any accounts receivable of Merging Company as recorded in its books and records are good and collectable in the ordinary course of business and not subject to any defense, right of set-off or counterclaim of any kind and no amount of any account receivable included in the Financial Statements has been released for an amount less than the value at which it was included in the Financial Statements or is now regarded by Merging Company or Merging Company Shareholders as irrecoverable in whole or in part. Merging Company has not factored or discounted any of its accounts receivable or agreed to do so.

     5.10 TITLE TO PROPERTIES. All properties and assets of any nature used in or necessary for the conduct of the business of Merging Company are included in the Balance Sheet, except to the extent sold or disposed of in the ordinary course of business since the Balance Sheet Date. Merging Company has good and marketable title to its personal property, and good title to its leasehold estates in all personal property used by it, in each case free and clear of Liens, other than any Liens securing any indebtedness set forth on or disclosed in the Financial Statements. Since the Balance Sheet Date, except for dispositions in the ordinary course of their business, the assets of Merging Company have been in the possession of, or under the control of, Merging Company. Except for leased assets listed on Schedule 5.10, no asset is shared by Merging Company with any other person and Merging Company does not depend for its business upon any assets, facilities or services owned or supplied by any other entity. Since the Balance Sheet Date, none of the property of Merging Company has been affected by any fire, accident, act of God or any other casualty.

     5.11 REAL PROPERTY. Merging Company does not own and has never owned any real property.

     5.12 LITIGATION. Except as disclosed on Schedule 5.12, there are no actions, suits or proceedings, whether in equity or at law, or governmental or administrative investigations pending or to the knowledge of the Merging Company or Merging Company Shareholders threatened against Merging Company. To the knowledge of the Merging Company or Merging Company Shareholders there are no facts which are reasonably likely to give rise to any litigation or arbitration against Merging Company. Merging Company has not been a party to any undertaking or assurance given to any court or governmental agency or the subject of any injunction which is still in force.

     5.13 COMPLIANCE. Merging Company is in compliance with and not in default or violation under, any law, regulation, decree or order applicable to the business or operations of Merging Company including without limitation all environmental, safety and health laws, rules and regulations except for any such defaults or violations which individually or in the aggregate are not reasonably likely to have a material adverse effect upon the Merging Company. Merging Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding.

     5.14 TAXES. Merging Company has paid or made adequate provision on its books and records for the payment of all federal, state, local and foreign taxes, penalties or other payments required to be paid with respect to periods or portions thereof ending on or prior to the date of this Agreement or otherwise currently due in respect of its business, assets and employees, and it is not in default in payment of any such tax and has duly filed all tax reports and returns required in connection therewith to be filed. All returns with respect to federal, state, local and foreign taxes are true, correct and complete in all material respects. The taxable income of Merging Company has not at any time been included in any consolidated federal income tax return, or in any state or local income or franchise tax return filed on a combined, consolidated or unitary basis, filed by any corporation, person or other entity other than a group the common parent of which was Merging Company. Merging Company has not received notice of any tax deficiency outstanding, proposed or assessed against it, nor has it executed any waiver of any statute of limitations on the assessment or collection of any tax or executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any taxes. To Merging Company's knowledge, there are no tax liens upon, pending against or threatened against any asset of Merging Company. Merging Company's status as a small business corporation under Subchapter S of the Code is in full force and effect as of the Effective Time. Other than the execution, delivery and performance of this Agreement, no event has occurred and no act has been taken or been omitted to have been taken by Merging Company or the Merging Company Shareholders which will adversely affect such status. All compensation, salaries and wages paid by Merging Company are in compliance in all material respects will all applicable federal, state and local laws and regulations.
All withholding and other taxes required to be withheld or collected have been withheld or collected and have been timely paid over to the proper authorities.

     5.15 ERISA. Neither Merging Company nor any ERISA Affiliate maintains, contributes to, participates in, or has any obligations under, any Plan, or has at any time in the past maintained, contributed to, participated in, or had any obligations under, any Plan, other than those listed on Schedule 5.15. Each Plan is in material compliance with ERISA, the Code and all applicable law, and neither Merging Company nor any ERISA Affiliate has received any notice asserting that a Plan is not in compliance with ERISA, the Code or any applicable law. Each Plan which is intended to be a qualified Plan has been determined by the IRS to be qualified under Section 401(a) of the Code as currently in effect and has been operated in material compliance with Code
Section 401(a) through the Effective Time, and each trust related to such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code. Neither Merging Company nor any ERISA Affiliate, nor any other "party-in-interest" or "disqualified person" has engaged in a "prohibited transaction," as such terms are defined in Section 4975 of the Code and Section 406 of ERISA, in connection with any Plan.

     5.16 SUBSIDIARIES. Merging Company does not currently have and has never had any subsidiaries.

     5.17 GOVERNMENT GRANTS. Merging Company has not applied for or received any financial assistance from any national or local authority or government agency.

     5.18 INSURANCE. Summary information concerning all of Merging Company's insurance policies (including the limits of coverage and the basis of coverage under each policy and the amount of any deductible applicable thereto) have been provided to Acquiror and Acquisition Company and the insurance policies which are maintained by Merging Company afford it adequate coverage against such risks as companies carrying on the same type of business as Merging Company customarily insure against and in particular: (i) the assets of Merging Company are insured against fire in their full replacement value; (ii) the Computer Systems are adequately insured for all material risks; and (iii) Merging Company is now, and has at all times been, adequately covered against accident, damage, injury, third party loss (including product liability), loss of profits and other risks normally covered by insurance. All insurance policies of Merging Company (details of which have been disclosed to Acquiror during due diligence) are in full force and effect. There are no circumstances which are reasonably likely to lead to any liability under any such insurance policies being avoided by the insurers or the premiums being materially increased. All premiums for such policies have been paid on time. There is no claim outstanding under any such insurance policy nor to the knowledge of the Merging Company or the Merging Company Shareholders any circumstances reasonably likely to give rise to a claim.

     5.19 CAPITALIZATION. The authorized capital stock of Merging Company consists of 3,000,000 shares of Common Stock and there are 2,150,000 of such shares of Common Stock issued and outstanding. There are 646,462 options to purchase Common Stock of Merging Company outstanding. The record and beneficial owners of such outstanding Common Stock and the number of shares owned by each are listed on Schedule 5.19. All outstanding shares of the capital stock of Merging Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as indicated on Schedule 5.19, there are no authorized, outstanding or existing: (1) proxies, voting trusts or other agreements or understandings with respect to the voting of any capital stock of Merging Company; (2) securities convertible into or exchangeable for any capital stock of Merging Company; (3) options, warrants or other rights to purchase or subscribe for any capital stock of Merging Company or securities convertible into or exchangeable for any capital stock of Merging Company; (4) agreements of any kind relating to the issuance of any capital stock of Merging Company, any such convertible or exchangeable securities or any such options, warrants or rights; or (5) agreements of any kind which may obligate Merging Company to issue or purchase any of its securities.

     5.20 INTANGIBLE ASSETS. Schedule 5.20 contains a complete listing and description of: (1) all patents, patent applications, trademarks, trademark registrations, applications for trademark registrations, trade names and copyrights which Merging Company owns or in which Merging Company has any proprietary interest; and (2) all license agreements with respect to any of the foregoing as to which Merging Company is licensor or licensee. There are no patents, trademarks, trade names or copyrights, other than those set forth on
Schedule 5.20, which are necessary in connection with the conduct of the businesses of Merging Company. All the intellectual property used by Merging Company is owned or properly licensed by it and it does not use any intellectual property in respect of which any third party has any right, title or interest. None of the processes or products of Merging Company infringes any right of any other person relating to intellectual property or involves the unlicensed use of confidential information disclosed to Merging Company by any person in circumstances which might entitle that person to a claim against Merging Company. Except as listed on Schedule 5.20, there are no outstanding claims against Merging Company for infringement of any intellectual property used (or which has been used) by it and no such claims have been settled by the giving of any undertakings which remain in force. Confidential information and know-how used by Merging Company are kept strictly confidential and Merging Company operates and fully complies with procedures which maintain such confidentiality. To the Merging Company's and the Merging Shareholder's knowledge such confidentiality has not been breached. To the Merging Company's and Merging Shareholder's knowledge any computer software licensed by Merging Company for use by third parties has and is being used by those third parties within and in accordance with any conditions imposed by such license. Merging Company does not do business under any name other than "Synergy Software".

     5.21 INFRINGEMENT. Except as described on Schedule 5.21, there are no claims pending, and to the Merging Company's and Merging Company's Shareholders' knowledge no valid basis exists for any claims: (1) against Merging Company by any person relating to any of the patents, patent applications, trademarks, trademark registrations, applications for trademark registrations, trade names or copyrights which Merging Company owns or in which Merging Company has any proprietary interest; or (2) of infringement by Merging Company on the rights of any person.

     5.22 LABOR RELATIONS. No employees of Merging Company are covered by any collective bargaining agreement. There are no representation questions, arbitration proceedings, labor strikes, slowdowns or stoppages, material grievances or other labor troubles pending, or to the Merging Company's or Merging Company Shareholder's knowledge, threatened with respect to the employees of Merging Company.

     5.23 CUSTOMERS AND SUPPLIERS. Since the Balance Sheet Date, there has not been any loss, and, to the knowledge of Merging Company and Merging Company Shareholders there is currently no threatened loss, of any customer, supplier or account of Merging Company. Merging Company is not performing any customer project for which it is reasonably likely that as of the date hereof, there will be any unreimbursed or uncompensated cost or expenditure by Merging Company. Except as listed on Schedule 5.23, Merging Company does not have any customer projects which as of the date hereof are operating at a gross profit margin of less than 20%.

     5.24 ENVIRONMENTAL MATTERS. Merging Company is in material compliance with all federal, state and municipal environmental laws, ordinances, rules, regulations and requirements and, to the knowledge of Merging Company and Merging Company Shareholders, there has not been a spill, discharge or other release of any Hazardous Material at or from the premises of Merging Company. Merging Company has no liabilities (direct or indirect, contingent or otherwise), relating to or arising from any environmental matters, other than the obligations to comply with normal permitting and other regulations after the Effective Time. Merging Company has not received any communication from any competent authority in respect of Merging

Company's business, which the failure to comply with would constitute a breach of any statutory requirement.

     5.25 CONTRACTS; LEASES; FRANCHISES. Schedule 5.25 sets forth and discloses all currently existing contracts, obligations, agreements, plans, arrangements, commitments or the like (written or oral) of Merging Company not otherwise disclosed in another Schedule to this Agreement involving the payment of consideration by any party of $10,000 or more or which cannot be terminated by Merging Company without liability on 30 days or less notice, including without limitation the following:

          5.25.1 employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Merging Company and agreements among shareholders and Merging Company;

          5.25.2 loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of Merging Company's property or any agreement or instrument evidencing any guaranty by Merging Company of payment or performance by any other person;

          5.25.3 any indenture, agreement or other document (including private
placement brochures) relating to the sale or repurchase of shares of    capital
stock;

          5.25.4 any joint venture, contract or arrangement or other agreement involving a sharing of profits or expenses;

          5.25.5 agreements restricting the ability of Merging Company to compete in any line of business or in any geographic area or with any person;

          5.25.6 agreements providing for disposition or acquisition of the business, assets or capital stock of Merging Company, agreements of merger or consolidation to which Merging Company is a party or letters of intent with respect to the foregoing;

          5.25.7 leases showing the amounts of rents and descriptions of the leased property; and

          5.25.8 agreements with customers.

     5.26 BURDENSOME CONTRACTS. Merging Company is not a party to or subject to any material agreement, transaction, obligation, commitment, arrangement or liability which:

          5.26.1 is incapable of being performed by Merging Company in accordance with its terms; or

          5.26.2 involves or is likely to involve material obligations, restrictions, expenditure or receipts not in the ordinary course of Merging Company's business; or

          5.26.3 in any material way restricts Merging Company's ability to carry on the whole or any part of its business in any part of the world.

          5.26.4  is a hedging, futures, options or other derivative contract.

     5.27 NO DEFAULT. Neither Merging Company nor, to Merging Company's knowledge, any other party to any agreement with Merging Company is in default on any contract listed on Schedule 5.25, nor to Merging Company and Merging Company Shareholders' knowledge are there any circumstances reasonably likely to give rise to such a default.

     5.28 SURETIES. No person other than Merging Company is a party to any guarantee of or security for any loan or loan facility granted to Merging Company.

     5.29 POWERS OF ATTORNEY. No powers of attorney given by Merging Company (other than to the holder of an encumbrance solely to facilitate its enforcement) are now in force. No person, as agent or otherwise, is entitled or authorized to bind or commit Merging Company to any obligation not in the ordinary course of Merging Company's business.

     5.30 INSIDER CONTRACTS. Except for the contracts listed on Schedule 5.30 to this Agreement:

          5.30.1 there is not outstanding, and there has not at any time during the last three years been outstanding, any agreement or arrangement to which Merging Company is a party and in which Merging Company Shareholders, any member of their immediate family or any director had a material interest;

          5.30.2 Merging Company is not a party to any material agreement or arrangement which is not of an arm's length nature; and

          5.30.3 all material costs incurred by Merging Company have been charged to Merging Company and not borne by any other Affiliate of Merging Company.

     5.31 EMPLOYEES, INDEPENDENT CONTRACTORS AND CONSULTANTS. Schedule 5.31 lists and describes all currently effective written or oral consulting, independent contractor or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which Merging Company is a party. True and correct copies of all such written agreements have been provided to Acquiror or its representatives. All salaries, wages, other compensation or benefits paid by Merging Company are in compliance in all material respects with applicable federal, state and local laws. Except as set forth on Schedule 5.31, to the knowledge of the Merging Company and Merging Company Shareholders, none of the employees of Merging Company will terminate their employment as a result of the Merger. Schedule 5.31 also lists the names of all persons whose annual rate of compensation, including bonuses and other payments of any kind, is in excess of $50,000 and the names of all employees with a title of "Director" of a department or above and the salaries for each such person. Merging Company's aggregate accrued vacation as of the Balance Sheet Date and its accrued severance pay as of the Balance Sheet Date are as set forth on Schedule 5.31.

     5.32 COMPLIANCE WITH IMMIGRATION LAWS. Forms I-9 have been properly completed for all current and former employees of Merging Company pursuant to the Immigration Reform and Control Act and the regulations thereunder. Merging Company has also complied with all Form I-9 record keeping requirements under such statute and regulations.

     5.33 POOLING OF INTERESTS. Neither Merging Company nor the Merging Company Shareholders have, through the Effective Time, taken or agreed to take any action which is reasonably likely to prevent Merging Company from accounting for the business combination to be effected by the Merger as a pooling of interests and no such party will take any such action after the Effective Time.

     5.34 MERGING COMPANY SHAREHOLDERS' COMPETITIVE INTERESTS. The Merging Company Shareholders do not have any interest, direct or indirect, in any business other than that now carried on by Merging Company which is or to the knowledge of the Merging Company and the Merging Company Shareholders is likely as of the date hereof to become directly competitive with the business of the Merging Company (other than the ownership of 1% or less of the shares of a corporation or other entity which is traded on any national securities exchange). None of the Merging Company Shareholders has any claim against Merging Company.

     5.35 LICENSES. All necessary licenses, consents, permits and authorities (public and private) have been obtained by Merging Company to enable it to carry on its business effectively in the places and in the manner in which such business is now carried on except any such licenses, consents, permits and authorities which, if not obtained, would not be reasonably likely to have a material adverse effect on the Merging Company and all such licenses, consents, permits and authorities are valid and there is no reason why any of them should be suspended, canceled or revoked.

     5.36 LIABILITY FOR DEFECTIVE SERVICES. To the knowledge of the Merging Company and the Merging Company Shareholders the Merging Company has not provided any services to customers which were below the standard of services generally called for in the engagement contracts with such customers. All such services provided by Merging Company comply or complied in all material respects with any warranties or representations expressly made by Merging Company or with all applicable regulations, standards and requirements in respect thereof. Merging Company is not a party to any contract where a customer has challenged or is challenging the quality standards or cost estimates provided by Merging Company.

     5.37 INDUCEMENTS. To the knowledge of Merging Company or the Merging Company Shareholders, no officer, agent or employee of Merging Company has made any improper payment or used any of Merging Company's assets unlawfully to obtain an advantage for any person or for the Merging Company.

     5.38 PLANT, MACHINERY AND EQUIPMENT. The plant, machinery and equipment, including all vehicles, the Computer Systems and other office equipment used in connection with the business of Merging Company is (subject to normal wear and tear) in good repair and condition and in satisfactory working order and is in the possession and control of Merging Company.

     5.39 COMPUTER SYSTEMS. The Computer Systems have been satisfactorily maintained and supported and have adequate capability and capacity for the current requirements of Merging Company and the current functions required to be performed for the purposes of the current business of Merging Company. The Computer Systems are Year 2000 compliant and disaster recovery plans are in effect and are adequate to ensure that the Computer Systems can be replaced or substituted without material disruption to the business of Merging Company. Merging Company has sufficient technically competent and trained employees to ensure proper handling, operation, monitoring and use of the Computer Systems. Merging Company has adequate procedures to ensure internal and external security of the Computer Systems, including procedures for taking and storing on-site and off-site back-up copies of computer programs and data. Where any of the records of Merging Company are kept on Computer Systems, Merging Company is the owner of all hardware and all software licenses necessary to enable it to keep, copy, maintain and use the records in the ordinary course of its business and does not share any hardware or software relating to the records with any person.

     5.40 NO BROKER. Except for the fees and expenses of Updata Group, Inc., Merging Company and the Merging Company Shareholders: (1) have no obligation or liability to any broker or finder by reason of the transactions which are the subject of this Agreement; and (2) shall indemnify Acquisition Company and Acquiror against, and hold them harmless from, at all times after the date of this Agreement, any and all liabilities and expenses (including without limitation reasonable legal fees) resulting from, related to or arising out of any final judgment obtained by any person claiming brokerage commissions or finder's fees, or rights to similar compensation, on account of services purportedly rendered on their behalf in connection with this Agreement or the transactions contemplated hereby.

     5.41 BANKS. Schedule 5.41 is a true and complete list showing the name and location of each bank in which Merging Company has an account or a safe deposit box and the names of all persons authorized to draw on or have access to such account or safe deposit box.

     5.42 ACQUIROR COMPANY INFORMATION. Each Merging Company Shareholder: (1) has received and reviewed the Acquiror's Prospectus dated September 30, 1997;
(2) has such knowledge and experience in business and financial matters that such Merging Company Shareholder is capable of evaluating the risks and merits of an investment in Acquiror Common

Stock; and (3) fully understands the nature and scope of the restrictions on transfer of Acquiror Common Stock after the Effective Time which are imposed by the Securities Act. Each Merging Company Shareholder has had an opportunity to ask questions of and receive answers from the management of Acquiror and understands the Acquiror will not register for resale any shares of Acquiror Common Stock received by such Merging Company Shareholder as a result of the Merger except as contemplated by the Registration Rights Agreement.

     5.43 AFFILIATE STATUS. The Merging Company Shareholders are the only "affiliates" of Merging Company as that term is defined in the Securities Act. As a result of such status, the Merging Company Shareholders acknowledge that they must comply with the restrictions on resale of the Acquiror Common Stock which they receive as a result of the Merger which are contained in Rule 145 under the Securities Act in order to avoid "underwriter" status with respect to such shares under the Securities Act. Each Merging Company Shareholder acknowledges that, in addition to the legend required on the Escrow Share certificates, certificates representing the shares of Acquiror Common Stock received as a result of the Merger shall bear an appropriate legend to prevent transfer of such shares in violation of the restrictions on resale contained in Rule 145.

     5.44 DISCLOSURE. No representation or warranty by Merging Company or the Merging Company Shareholders in this Agreement, nor any statement, Schedule or certificate furnished or to be furnished to Acquisition Company or Acquiror pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, when taken as a whole contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading. There is no fact known to any of the Merging Company Shareholders which materially adversely affects the business, operations, affairs, prospects or condition of Merging Company which has not been disclosed in this Agreement or in the Schedules to this Agreement.

     5.45 RELIANCE. The foregoing representations and warranties are made by Merging Company and the Merging Company Shareholders with the knowledge and expectation that Acquiror and Acquisition Company are relying thereon. Such reliance shall not be affected by any investigation or examination conducted by Acquiror or Acquisition Company or its representatives before or after the date of this Agreement.

SECTION 6 REPRESENTATIONS AND WARRANTIES OF ACQUISITION COMPANY AND ACQUIROR

     Acquisition Company and Acquiror, jointly and severally, represent and warrant to Merging Company and the Merging Company Shareholders as follows.

     6.1 ORGANIZATION AND GOOD STANDING. Acquisition Company and Acquiror are each corporations validly existing and in good standing under the laws of the State of Michigan and each has the corporate power and authority to own, lease and operate its properties, to carry on its business as presently conducted and to enter into and perform this Agreement.

     6.2 CONSENTS AND AUTHORIZATIONS. Acquisition Company and Acquiror may execute, deliver and perform this Agreement without the necessity of Acquisition Company and Acquiror obtaining any consent, approval, authorization or waiver or giving any notice, except for such consents, approvals, authorizations, waivers and notices: (1) which have been obtained or given and are unconditional and are in full force and effect; or (2) which the failure to obtain or give would not result in any material adverse effect on the ability of Acquisition Company or Acquiror to consummate the transactions contemplated in this Agreement.

     6.3 AUTHORIZATION, BINDING EFFECT, NO VIOLATION. This Agreement has been duly authorized, executed and delivered by Acquisition Company and Acquiror and constitutes the legal, valid and binding obligation of Acquisition Company and Acquiror, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors. The execution, delivery and performance of this Agreement by Acquisition Company and Acquiror do not and will not:

          6.3.1 constitute a violation of the Articles of Incorporation or Bylaws of Acquisition Company or Acquiror; or

          6.3.2 constitute a violation of any statute, judgment order, decree or regulation of any governmental authority or arbitrator or any rule of any court applicable to Acquisition Company or Acquiror, which violation would result in any material adverse effect on the ability of Acquisition Company or Acquiror to consummate the transactions contemplated in this Agreement.

     6.4 NO BROKER. Acquisition Company and Acquiror have no obligation or liability to any broker or finder by reason of the transactions which are the subject of this Agreement. Acquisition Company and Acquiror shall indemnify Merging Company and Merging Company Shareholders against, and hold them harmless from, at all times after the date of this Agreement, any and all liabilities and expenses (including without limitation reasonable legal fees) resulting from, related to or arising out of any final judgment obtained by any person claiming brokerage commissions or finder's fees, or rights to similar compensation, on account of services purportedly rendered on their behalf in connection with this Agreement or the transactions contemplated hereby.

     6.5 SEC DOCUMENTS; FINANCIAL STATEMENTS. Acquiror has made available to Merging Company a true and complete copy of each statement, report, registration statement, definitive proxy statement, and other filing filed with the SEC by Acquiror since March 5, 1997, which represent all filings made with the SEC by Acquiror since Acquiror's initial public offering of its Common Stock (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Merging Company all exhibits to the Acquiror SEC Documents filed prior to the date hereof. All documents required to be filed as exhibits to the Acquiror SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and Acquiror is not in default thereunder. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquiror accounting policies except as described in the notes to the Acquiror Financial Statements. No amendments, modifications or supplements to any of the Acquiror SEC Documents have been made or are required to be made under the Securities Act, the Exchange Act or the rules and regulations of the SEC.

     6.6 NO CHANGES. Since the date of the filing of the Form S-4 Registration Statement by Acquiror there have been no material changes in the Acquiror's litigation, capitalization or description of capital stock disclosures.

     6.7 RELIANCE. The foregoing representations and warranties are made by Acquiror with the knowledge and expectation that Merging Company Shareholders are relying thereon. Such reliance shall not be affected by any investigation or examination conducted by Merging Company Shareholders or its representatives before or after the date of this Agreement.

SECTION 7 INDEMNIFICATION

     7.1 INDEMNIFICATION BY THE MERGING COMPANY SHAREHOLDERS. Subject to the limitations contained in Section 7.2 hereof, the Merging Company Shareholders shall, severally and not jointly, indemnify and hold harmless Surviving Corporation and Acquiror against and in respect of any claim, loss, expense, liability or other damage, including reasonable attorneys' fees and disbursements in connection with any action, suit or proceeding, to the extent of the amount of such claim, loss, expense, liability or other damage (collectively, "Losses") that the Surviving Corporation or Acquiror has incurred in good faith by reason of the breach by Merging Company or the Merging Company Shareholders of any representation, warranty, covenant or agreement of the Merging Company or the Merging Company Shareholders contained herein, or by reason of any misrepresentation by Merging Company or the Merging Company Shareholders made in or pursuant to Section 5 of this Agreement.

     7.2  LIMITATIONS ON INDEMNIFICATION OF MERGING COMPANY SHAREHOLDERS.

          7.2.1 The several liability of each Merging Company Shareholder for indemnity under Section 7.1 shall be pro rata in proportion to the amount of the aggregate Merger Consideration received by such Merging Company Shareholder and such liability shall be without regard to the responsibility, if any, of such Merging Company Shareholder in causing any breach described in Section
7.1. Except for a claim resulting from a breach of the representation and warranty contained in Section 5.14 hereof, any claim for indemnity under
Section 7.1 shall first be made on or before July 1, 1998. Any claim resulting from breach of the representation and warranty contained in Section 5.14 shall be made on or before the expiration of the statute of limitations applicable to the matters contained in Section 5.14. Indemnification conducted in accordance with the procedures set forth in Section 7 shall be the sole and exclusive remedy of Acquiror, Surviving Corporation or anyone claiming by or through such parties against the Merging Company Shareholders for any matters hereunder, in the absence of fraud. Any claim against the Merging Company Shareholders hereunder shall first be satisfied out of the assets contained in Escrow Fund and shall not be satisfied out of any of the other assets of any Merging Company Shareholder unless and until there are no assets remaining in the Escrow Fund. Notwithstanding anything to the contrary contained in this Agreement, the maximum liability of each Merging Company Shareholder for indemnification under this Section 7 (other than indemnification for a breach of the representation in Section 5.14) shall be limited to such Merging Company Shareholder's pro rata portion of $6,600,000 (or if less, the then fair market value of 180,910 shares of Acquiror Common Stock) determined in proportion to the aggregate Merger Consideration received by such Shareholder. For purposes of this Section 7.2.1, the fair market value per share of the Acquiror Common Stock shall equal the average closing price of such stock as reported in the Wall Street Journal for the twenty (20) trading days prior to the date such price is being determined. As among themselves, the Merging Company Shareholders may agree as to how any Losses (in excess of the amount of the Escrow Fund) will be allocated among them.

          7.2.2  Notwithstanding anything to the contrary contained in this
Section 7, except for any reduction in the Escrow Shares pursuant to Section
4.2.3 hereof, neither Merging Company nor the Merging Company Shareholders shall be required to pay any claim or claims for indemnify to which the Surviving Corporation or the Acquiror shall be entitled under this Section 7, unless the aggregate of all claims under this Section 7 exceeds $150,000 (net of tax effects as provided in Section 7.7). Once any such claim or claims exceed the foregoing $150,000 limitation, the Surviving Corporation or the Acquiror, as the case may be, shall only be entitled to receive the amount of such claim or claims to the extent that it exceeds such limitation.

          7.2.3 Louis H. Borders hereby unconditionally guarantees payment of any obligation of indemnity of SSI Grantor Retained Annuity Trust II, hereunder.

     7.3 INDEMNIFICATION BY SURVIVING CORPORATION AND ACQUIROR. Subject to the limitations contained in Section 7.3.1 hereof, Surviving Corporation and Acquiror shall, jointly and severally, indemnify and hold harmless Merging Company and the Merging Company Shareholders against and in respect of any Losses that any of the Merging Company or the Merging Company Shareholders have incurred in good faith by reason of the breach by the Acquiror or the Surviving Corporation of any representation, warranty, covenant or agreement of the Acquiror or the Surviving Corporation contained herein, or by reason of any misrepresentation by the Acquiror or the Surviving Corporation made in or pursuant to Section 6 of this Agreement.

          7.3.1 LIMITATIONS ON INDEMNIFICATION BY SURVIVING CORPORATION AND ACQUIROR. (a) Any claim for indemnity under Section 7.3 shall first be made on or before July 1, 1998. Indemnification conducted in accordance with the procedures set forth in Section 7 shall be the sole and exclusive remedy of Merging Company, the Merging Company Shareholders or anyone claiming by or through such parties against Acquiror or the Surviving Corporation for any matters hereunder, in the absence of fraud. Notwithstanding anything to the contrary contained in this Agreement, the maximum liability of Acquiror and Surviving Corporation for indemnification under this Section 7 shall be limited to $6,600,000. As between themselves, Acquiror and Surviving Corporation may agree as to how any losses will be allocated among them.

     (b) Notwithstanding anything to the contrary contained in this Section 7, neither Surviving Corporation nor the Acquiror shall be required to pay any claim or claims for indemnity to which the Merging Company or Merging Company Shareholders shall be entitled under this Section 7, unless the aggregate of all claims under this Section 7 exceeds $150,000 (net of tax effects as provided in Section 7.7). Once a claim or claims exceed the foregoing $150,000 limitation, the Merging Company or Merging Company Shareholders, as the case may be, shall only be entitled to receive the amount of such claim or claims to the extent that it exceeds such limitation.

     7.4 CLAIMS PROCEDURE. For purposes of this Section 7, the term "Indemnified Party" shall refer to the party making a claim for indemnification hereunder and the term "Indemnifying Party" shall refer to the party which is required to provide indemnification hereunder.

          7.4.1 NOTICE OF CLAIM. In the event of any claim of indemnification hereunder, the Indemnified Party shall deliver to the Indemnifying Party (and the Escrow Agent if either Merging Company Shareholder is the Indemnifying Party) a certificate signed by an officer of Acquiror (if the Acquiror or the Surviving Corporation is the Indemnified Party) or by the Merging Company Shareholder (if such party is the Indemnified Party) (in either case, an "Officer's Certificate"): (A) stating that the Indemnified Party has incurred and paid or properly accrued Losses, or reasonably anticipates that it may have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was incurred and paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related.

          7.4.2 OBJECTIONS TO CLAIMS. For a period of thirty (30) days following receipt of the Officer's Certificate by the Indemnifying Party, the Indemnifying Party shall have the right to object to the claim set forth in the Officer's Certificate (the "Objection Notice"). If the Indemnified Party does not receive an Objection Notice within such thirty (30) day period, the Indemnified Party shall be entitled to indemnification for the full amount set forth in the Officer's Certificate and such amount shall be paid by the Indemnifying Party to the Indemnified Party within twenty (20) days thereafter.

     7.4.3 RESOLUTION OF CONFLICTS; ARBITRATION.

          7.4.3.1 In case the Indemnifying Party shall deliver an Objection Notice within such thirty (30) day period, the Indemnifying Party and the Indemnified Party shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims and amount of the Loss. If the Indemnifying Party and the Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and the agreed upon amount of the Loss shall be paid by the Indemnifying Party to the Indemnified Party within twenty (20) days thereafter.

          7.4.3.2 If no such agreement can be reached after good faith negotiation, either the Indemnifying Party or the Indemnified Party may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three (3) arbitrators. The Indemnified Party and the Indemnifying Party shall each select one (1) arbitrator, and the two (2) arbitrators so selected shall select a third arbitrator. The arbitrators shall, within ten (10) days after the last day of any hearings on any motion, issue a definitive ruling on such motion. The arbitrators shall also, within twenty (20) days from the last day of any hearings regarding the imposition of sanctions or the issuance of any awards, issue a definitive ruling on the imposition of any such sanctions or the issuance of any such award in such arbitration. The arbitrators shall also establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. In determining the amount of any Loss to be satisfied by the Merging Company Shareholders, the arbitrators shall consider any loss in the market value of the shares held in the Escrow Fund if the arbitrators find that the initial claim for indemnification was excessive or that the claim was without substantial merit. The decision of a majority of the three (3) arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

          7.4.3.3 Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Oakland County, Michigan under the rules then in effect of the American Arbitration Association. Each party to any arbitration pursuant to this
Section 7.4.3.3 shall pay its own expenses; the fees of each arbitrator and the administrative fee of the American Arbitration Association shall be borne equally by the Indemnifying Party, on the one hand, and the Indemnified Party, on the other. If the Indemnifying Party is the Merging Company Shareholders, neither the expenses that the Merging Company Shareholders incur in the course of any arbitration pursuant to this Section 7.4.3 nor the Merging Company Shareholders' portion of the fees of the arbitrator or the administrative fees for the American Arbitration Association shall be deducted from any amounts held in the Escrow Fund.

     7.5 THIRD-PARTY CLAIMS. In the event the Indemnified Party becomes aware of a third-party claim which such Indemnified Party believes may result in a demand for indemnification hereunder, the Indemnified Party shall notify the Indemnifying Party of such claim, and the Indemnifying Party shall be entitled, at its expense, to participate in any defense of such claim. The Indemnifying Party shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Indemnified Party, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any Loss for purposes of the indemnification procedures hereunder. In the event that the Indemnified Party has consented to any such settlement, the Indemnifying Party shall have no power or authority to object under any provision of this Section 7 to the amount of the Loss for purposes of indemnification hereunder with respect to such settlement to the extent that such amount is consistent with the terms of such settlement.

     7.6 NOTICE TO ESCROW AGENT. In the event that a Merging Company Shareholder is the Indemnifying Party, the Escrow Agent shall be provided with copies of any notice delivered pursuant to this Section 7. Upon the determination of the amount of any Loss to be satisfied by the Merging Company Shareholders (as the Indemnifying Party) pursuant to the procedures set forth in this Section 7, the Escrow Agent shall deliver to the Indemnified Party out of the Escrow Fund, as promptly as practicable, such amounts held in the Escrow Fund equal to such Losses. The provisions of this Section 7.6 shall expire at such time as the Escrow Fund is no longer in existence in accordance with the terms hereof.

     7.7 TAX EFFECTS. The amount of any indemnity payment under this Section 7 shall be adjusted to reflect the actual net damages suffered by the party to be indemnified after taking into account the net aggregate reduction (or increase) in taxes payable by the party to be indemnified as a result of the claimed loss.

SECTION 8 ESCROW

     8.1  ESCROW AGREEMENTS.

          8.1.1 As soon as practicable after the Effective Time, the Escrow Shares will be deposited with Escrow Agent, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at a cost and expense to be borne by Acquiror. The portion of the Escrow Shares contributed on behalf of each Merging Company Shareholder shall be in proportion to the aggregate Merger Consideration which such holder would otherwise be entitled under Section 3.1. The Escrow Fund shall be available to compensate Acquiror and the

Surviving Corporation for any Losses (as defined herein). Acquiror may not receive any Escrow Shares from the Escrow Fund unless and until the limitation set forth in Section 7.2.2 hereof are exceeded.

          8.1.2 Subject to the following requirements, the Escrow Fund shall remain in existence during the period following the Effective Time until July 1, 1998 (the "Escrow Period"). At the expiration of Escrow Period a portion of the Escrow Fund shall be released from escrow to the Merging Company Shareholders in an amount equal to the Escrow Fund less an amount equal to such portion of the Escrow Fund which, in the reasonable judgment of Acquiror, subject to the objection of the Merging Company Shareholders and the subsequent arbitration of the matter in the manner provided in Section 7 hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent and the Merger Company Shareholders prior to July 1, 1998, which amount shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved.
As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Merging Company Shareholders the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Shares to the Merging Company Shareholders shall be made in proportion to their respective original contributions to the Escrow Fund.

     8.2 The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Acquiror and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

     8.3  DISTRIBUTION; VOTING; CLAIMS UPON ESCROW FUND.

          8.3.1 Any shares of Acquiror Common Stock or other equity securities issued or distributed by Acquiror (other than shares issues upon a stock split) in respect of Acquiror Common Stock in the Escrow Fund which have not been released from the Escrow Fund, and any cash dividends paid on Acquiror
Common Stock in the Escrow Fund, shall be paid to the Merging Company Shareholders in accordance with their respective contributions to the Escrow Fund.

          8.3.2 Each Merging Company Shareholder shall have voting rights with respect to the shares of Acquiror Common Stock contributed to the Escrow Fund on behalf of such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Acquiror Common Stock) so long as such shares of Acquiror Common Stock or other voting securities are held in the Escrow Fund.

          8.3.3 For the purposes of determining the number of shares of Acquiror Common Stock to be disbursed to the Indemnified Party out of the Escrow Fund, the shares of Acquiror Common Stock shall be valued at $36.482 per share (subject to appropriate adjustments in the event of any stock split, dividend, combination, recapitalization and the like).

     8.4  ESCROW AGENT'S DUTIES.

          8.4.1 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein or in the Escrow Agreement, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Acquiror and the Merging Company Shareholders, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advise of counsel shall be conclusive evidence of such good faith.

          8.4.2 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgment or decrees of any court.

          8.4.3 The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Acquiror and the Merging Company Shareholders; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be mutually acceptable to Acquiror and the Merging Company Shareholders. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the predecessor Escrow Agent shall be discharged for any further duties and liabilities under this Agreement.

SECTION 9 CERTAIN COVENANTS

          9.1 CONFIDENTIALITY. From and after the Effective Time, Merging Company Shareholders shall keep in confidence and trust all of the Confidential Information of Acquiror, Acquisition Company and Surviving Corporation. Merging Company Shareholders shall not use such Confidential Information other than as expressly permitted under the terms of this Agreement or by a separate written agreement. Merging Company Shareholders shall take all reasonable steps to prevent unauthorized disclosure or use of such Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. Merging Company Shareholders shall immediately give notice to Acquiror or Acquisition Company of any unauthorized use or disclosure of such Confidential Information. Merging Company Shareholders agree to assist Acquiror and Acquisition Company to remedy any such unauthorized use or disclosure of such Confidential Information. These obligations shall not apply to the extent that Confidential Information includes information which:

          9.1.1 is, or, through no act or failure to act of Merging Company Shareholders, becomes publicly known;

          9.1.2 is received by Merging Company Shareholders after the Effective Time from a third party without restriction on disclosure (although this exception shall not apply if the Merging Company Shareholder knows that such third party itself violating a confidentially obligation by making such disclosure);

          9.1.3 is independently developed by Merging Company Shareholders after the Effective Time without reference to such Confidential
Information, which independent development the Merging Company Shareholders will have the burden of proving;

          9.1.4 is approved for release by written authorization of Acquiror or Acquisition Company; or

          9.1.5 is required to be disclosed by a government agency to further the objectives of this Agreement or by a proper order of a court of competent jurisdiction; provided, however that Merging Company Shareholders will notify and consult with and assist the Acquiror or Acquisition Company in obtaining a protective order prior to such disclosure.

     9.2 REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, Merging Company Shareholders shall cooperate with and provide reasonable assistance to Surviving Corporation in connection with (i) any necessary filings with respect to the Merger and this Agreement under the Securities Act, the Exchange Act and applicable blue sky or similar securities laws and any required approvals and clearances with respect thereto and any additional information requested in connection therewith; (ii) any merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and any required approvals and clearances with respect thereto and any additional information requested in connection therewith; and (iii) any consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger.

     9.4 PUBLIC ANNOUNCEMENTS. The parties shall make no public announcement concerning this Agreement, their discussions or any other memos, letters or agreements between the parties relating to the Merger until such time as they agree to the contents of a mutually satisfactory press release which they intend to publicly-release following execution and delivery of this Agreement. Any party, but only after reasonable consultation with the others, may make disclosure if appropriate under applicable law.

     9.5 BEST EFFORTS TO SATISFY CONDITIONS. Merging Company and the Merging Company Shareholders shall use their best efforts to cause the conditions to the obligations of Acquisition Company and Acquiror contained in Section 10.1 to be satisfied to the extent that the satisfaction of such conditions is in the control of Merging Company or the Merging Company Shareholders, and Acquisition Company and Acquiror shall use their best efforts to cause the conditions to the obligations of Merging Company contained in Section 10.2 to be satisfied to the extent that the satisfaction of such conditions is in the control of Acquisition Company or Acquiror; however, the foregoing shall not constitute a limitation upon the covenants and obligations of the parties hereto otherwise expressly set forth in this Agreement.

     9.6 COMPLIANCE WITH EXCHANGE ACT. Merging Company, Acquisition Company and Acquiror shall cooperate in the preparation and filing, if required by the rules and regulations of the SEC, of all reports and schedules under the Exchange Act and the rules and regulations promulgated thereunder, with respect to the transactions contemplated hereunder.

     9.7 POOLING OF INTERESTS ACCOUNTING. From and after the Effective Time, the parties shall use their best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. The Merging Company Shareholders shall not take any action after the Effective Time which, in the reasonable opinion of Arthur Andersen, LLP, would prevent the Merger from being accounted for as a pooling of interests.

     9.8 TAX TREATMENT. (a) The parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Merging Company and the Merging Company Shareholders shall use their best efforts to cause the Merger to so qualify and to obtain the opinion of Wilson Sonsini Goodrich & Rosati, for the benefit of the Merging Company Shareholders to the effect that the Merger will be treated for United States Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon representations provided by the parties hereto as reasonably requested by such counsel. The Merging Company shall not take any reasonable action or fail to take any reasonable action which reasonable action or failure to act would prevent, or would be reasonably likely to prevent (i) the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, and (ii) the receipt of Acquiror Common Stock from being tax-free to the Merging Company Shareholders.

     (b) In the event of the issuance of final or temporary Treasury regulations relating to the continuity of shareholder interest (on which topic proposed regulations were issued in the Federal Register on December 23, 1996 (Reg-252231-96) that would, among other things, add a new section 1.368-1(e) to the existing regulations), Acquiror and Acquisition Company shall comply with all reasonable written requests which would not have a material adverse effect on Acquiror or Acquisition Company regarding any provisions therein (such as an election and/or reporting requirements) to the extent necessary to cause such regulations to apply to the Merger.

     (c) Following the Merger, Acquiror and Merging Company shall comply with the record-keeping and information reporting requirements of Treas. Reg.
Section 1.368-3 and shall report the Merger as a reorganization under Section 368(a) of the Code, and the receipt of Acquiror Common Stock from being tax-free to the Merging Company Shareholders under Section 354 of the Code. Pursuant to these requirements, the parties hereto shall make reasonable efforts to share the information reporting statements within a reasonable time prior to their filing.

     9.9 TAX RETURNS. The Merging Company Shareholders shall have the exclusive authority to control the preparation, filing., administration and defense of all federal and state income tax returns of the Merging Company, and audits and controversies related thereto, that are due with respect to any taxable year or other taxable period ending on or prior to the Effective Time, which preparation, filing, administration or defense would not have a material adverse effect on Acquiror or Acquisition Company, provided however, that to the extent such preparation, filing, administration or defense would have a material adverse effect on Acquiror or Acquisition Company, such preparation, filing, administration or defense shall be handled jointly by Merging Company Shareholders and Acquiror and Acquisition Company.

     9.10 FURTHER ASSURANCES. After the Effective Time, Merging Company Shareholders shall cooperate fully with Acquiror and Acquisition Company, execute and deliver such further instruments, documents and agreements and give such further written assurances, as may be reasonably requested by Acquiror or Acquisition Company to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intent and purposes of this Agreement.

SECTION 10 CONDITIONS TO CONSUMMATION OF THE MERGER

           10.1 CONDITIONS TO OBLIGATIONS OF ACQUISITION COMPANY AND ACQUIROR TO EFFECT THE MERGER. The Acquisition Company and Acquiror acknowledge the satisfaction of the following conditions to the Merger:

           10.1.1 OPINION OF COUNSEL TO MERGING COMPANY. Acquisition Company and Acquiror have received an opinion of counsel for Merging Company, in form and substance reasonably satisfactory to Acquisition Company and Acquiror, dated the date of this Agreement, substantially in the form of
Exhibit 10.1.1.

           10.1.2 OPINION OF AUDITORS FOR MERGING COMPANY. Acquisition Company and Acquiror have received an opinion of the auditors for Merging Company, in form and substance reasonably satisfactory to Acquisition Company and Acquiror, dated the date of this Agreement, substantially in the form of
Exhibit 10.1.2, to the effect that Merging Company is a "poolable entity."

           10.1.3 EMPLOYMENT AGREEMENTS. Employment Agreements have been executed and delivered by Acquisition Company and Richard Earley and Thomas
Warrick, respectively, and are in full force and effect.   Messrs. Earley
and Warrick have not been prevented from performing, and have not breached
(or prospectively breached) their duties and obligations thereunder commencing as of the date on which such Employment Agreements shall by their terms be effective.

           10.1.4 NON-COMPETE AGREEMENTS. Non-Compete Agreements have been executed and delivered by Acquisition Company and Louis H. Borders and Carl DePaolis, respectively, and are in full force and effect.

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           10.1.5 ESCROW AGREEMENT.  The Escrow Agreement has been executed and delivered by the Merging Company Shareholders, the Escrow Agent, Merging
Company and Acquisition Company.

           10.1.6 SECRETARY'S CERTIFICATE. The Secretary of Merging Company has executed and delivered to Acquisition Company a Certificate in the form attached hereto as Exhibit 10.1.6.

           10.1.7 OFFICER'S CERTIFICATE. The President of Merging Company has executed and delivered to Acquisition Company a Certificate in the form attached hereto as Exhibit 10.1.7.

           10.1.8 REGISTRATION RIGHTS AGREEMENT. The Acquiror, SSI Grantor Retained Annuity Trust II, and Carl DePaolis have executed and delivered the Registration Rights Agreement.

           10.1.9 ACTIONS AND PROCEEDINGS. All actions, proceedings, instruments and documents required to carry out the transactions contemplated under this Agreement have been reasonably satisfactory to counsel to Acquisition Company and Acquiror, and Merging Company has delivered such additional certificates and other documents as Acquisition Company and Acquiror have reasonably requested to evidence the foregoing.

     10.2 CONDITIONS TO OBLIGATIONS OF MERGING COMPANY TO EFFECT THE MERGER. The Merging Company acknowledges the satisfaction of the following conditions to the Merger:

           10.2.1 OPINION OF COUNSEL TO ACQUISITION COMPANY AND ACQUIROR. Acquisition Company and Acquiror have caused to be delivered to Merging Company an opinion of counsel in form and substance reasonably satisfactory to Merging Company, dated the date of this Agreement, substantially in the form of Exhibit 10.2.1.

           10.2.2 MERGER CONSIDERATION. Acquisition Company and Acquiror have delivered to the Escrow Agent the shares of Acquiror Common Stock as provided by Section 4.1.4.

           10.2.3 ACTIONS AND PROCEEDINGS. All actions, proceedings, instruments and documents required to carry out the transactions contemplated hereunder have been reasonably satisfactory to counsel to Merging Company, and Acquisition Company and Acquiror have delivered such additional certificates and other documents as Merging Company has reasonably requested to evidence the foregoing. The shares of Acquiror Common Stock to be issued pursuant to the Merger shall have been registered with the SEC pursuant to a Registration Statement on Form S-4, such Registration Statement shall have been declared effective by the SEC, no stop order shall have been issued with respect to such Registration Statement and no actions or proceedings shall have been taken or contemplated by the SEC with respect to thereto.

           10.2.4  TAX OPINION.   The opinion of Wilson Sonsini Goodrich &
Rosati, P.C. has been delivered to the Merging Company, in form and substance reasonably satisfactory to the

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Merging Company, stating that the Merger will be treated for United States
Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code.

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SECTION 11 AMENDMENT; WAIVER

     11.1 AMENDMENT. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the Merging Company Shareholders but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the Merger Consideration (except to increase the Merger Consideration) or which adversely affects the rights of the Merging Company Shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

     11.2 EXTENSION; WAIVER. The parties may, at any time subsequent to the date of this Agreement, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of any party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

SECTION 12 GENERAL

     12.1 EXPENSES. Except as otherwise specifically provided herein, each of the parties hereto shall bear their own legal fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions hereunder. The parties agree that the Merging Company shall pay such expenses prior to or as soon as practicable following the Effective Time and that the Effective Time Net Worth for purposes of Section 4 hereof will be reduced by the amount of such expenses.

     12.2 ENTIRE AGREEMENT. This Agreement, which includes the Schedules and Exhibits hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings with respect thereto.

     12.3 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     12.4 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

  If to Acquisition Company or Acquiror:

     Complete Business Solutions, Inc.
     32605 West Twelve Mile Road, Suite 250
     Farmington Hills, Michigan 48334

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




     Attention:  President

With a copy to:

     Arthur Dudley II, Esq.
     Butzel Long
     150 W. Jefferson, Suite 900
     Detroit, Michigan 48226

If to Merging Company:

     Carl DePaolis
     28 W. Sherman St.
     Palatine, Illinois  60067

With a copy to:

     J. Robert Suffoletta
     Wilson, Sonsini, Goodrich & Rosati, P.C.
     650 Page Mill Road
     Palo Alto, CA  94304-1050

If to a Merging Company Shareholder: to the address for such shareholder listed on Schedule 4.1.2.

With copies to:

     Andrew Martzloff
     Mercury Capital Management, L.L.C.
     435 Tasso Street, Suite 300
     Palo Alto, CA  94301

     and

     Louis H. Borders
     c/o Mercury Capital Management, L.L.C.
     435 Tasso Street, Suite 300
     Palo Alto, CA 94301

     and

     J. Robert Suffoletta
     Wilson, Sonsini, Goodrich & Rosati, P.C.
     650 Page Mill Road
     Palo Alto, CA  94304-1050

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Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed.

     12.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to choice of law principles thereof, except to the extent that the Illinois Business Corporation Act shall be applicable. Any action, suit or other proceeding initiated by any party hereto against any other party hereto under or in connection with this Agreement shall be arbitrated to the extent and in the manner provided in this Agreement. Any action, suit or other proceeding to enforce an arbitration award made pursuant to this Agreement or any other proceeding permitted by this Agreement to be initiated in any court shall be brought in any federal or state court in Oakland County, Michigan, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof. Each of the parties hereto submits itself to the jurisdiction of any such arbitration tribunal or court, as the case may be, and agrees that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

     12.6 REMEDIES. The parties hereto acknowledge that the remedy at law for any beach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, the parties hereto shall waive the defense that there is an adequate remedy at law. The parties hereto acknowledge that the benefits to be obtained by the parties hereto are unique and cannot be readily obtainable on the open market. Without limiting any remedies any party may otherwise have, in the event any party refuses to perform its obligations under this Agreement, the other parties shall have, in addition to any other remedy at law or in equity, the right to specific performance.

     12.7 SEVERABILITY. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

     12.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     12.9 SURVIVAL OF COVENANTS. The provisions of this Agreement which by their terms contemplate performance after the Effective Time shall survive the Merger.

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     IN WITNESS WHEREOF, the undersigned have executed and delivered this
Agreement as of the date first above written.


MERGING COMPANY                               ACQUIROR
SYNERGY SOFTWARE, INC.                        COMPLETE BUSINESS SOLUTIONS, INC.


By:_________________________                  By:_________________________
 Name:                                         Name:
 Title:                                        Title:


MERGING COMPANY SHAREHOLDERS                  ACQUISITION COMPANY
                                              CBSI ACQUISITION CORPORATION

____________________________
Carl De Paolis                                By:_________________________
                                               Name:
                                               Title:
__________________________
Michael L. Lind


____________________________
Andrew S. Martzloff


____________________________
SSI Grantor Retained Annuity Trust II
By:  Andrew S. Martzloff, Trustee u/a dtd
August 11, 1997


GUARANTOR AND MERGING COMPANY
SHAREHOLDER UNDER SECTIONS 5 AND 9


____________________________
Louis H. Borders


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